  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 25, 1998

                                                    REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                 ---------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                 ---------------------------------------------

                             SYNTROLEUM CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                        1350 SOUTH BOULDER, SUITE 1100
                             TULSA, OKLAHOMA 74119
             (Address of Principal Executive Offices and Zip Code)


            KANSAS                                          43-1764632
(State or Other Jurisdiction of                          (I.R.S. Employer
Incorporation or Organization)                         Identification No.)


                 ---------------------------------------------

                     1993 STOCK OPTION AND INCENTIVE PLAN

                    STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

                            DIRECTOR STOCK OPTIONS

                            CONSULTANT STOCK OPTION

                           (Full Title of the Plan)
                 ---------------------------------------------

                                 ERIC GRIMSHAW
                      VICE PRESIDENT AND GENERAL COUNSEL
                            SYNTROLEUM CORPORATION
                        1350 SOUTH BOULDER, SUITE 1100
                             TULSA, OKLAHOMA 74119
                    (Name and Address of Agent for Service)

                                (918) 592-7900
                    (Telephone Number, Including Area Code,
                             of Agent for Service)

                        CALCULATION OF REGISTRATION FEE

==========================================================================================
                                                                 Proposed
Title of                       Amount      Proposed Maximum     Maximum       Amount of
Securities to be               to be        Offering Price      Aggregate    Registration
Registered                   Registered          Per            Offering         Fee
                                              Share(2)            Price
 -----------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share(1)           3,005,388        $10.5625         $31,744,410     $9,365
=========================================================================================

(1) Consists of shares of the Registrant's Common Stock, par value $0.01 per share, together with the preferred stock purchase rights associated therewith.

(2) Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices reported on the Nasdaq National Market System on September 22, 1998.

================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

          NOTE: THE DOCUMENT(S) CONTAINING THE EMPLOYEE BENEFIT PLAN INFORMATION REQUIRED BY ITEM 1 OF FORM S-8 AND THE STATEMENT OF AVAILABILITY OF REGISTRANT INFORMATION AND ANY OTHER INFORMATION REQUIRED BY ITEM 2 OF FORM S-8 WILL BE SENT OR GIVEN TO PARTICIPANTS AS SPECIFIED BY RULE 428 UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). IN ACCORDANCE WITH RULE 428 AND THE REQUIREMENTS OF PART I OF FORM S-8, SUCH DOCUMENTS ARE NOT BEING FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") EITHER AS PART OF THIS REGISTRATION STATEMENT OR AS PROSPECTUSES OR PROSPECTUS SUPPLEMENTS PURSUANT TO RULE 424 UNDER THE SECURITIES ACT. THE REGISTRANT SHALL MAINTAIN A FILE OF SUCH DOCUMENTS IN ACCORDANCE WITH THE PROVISIONS OF RULE 428. UPON REQUEST, THE REGISTRANT SHALL FURNISH TO THE COMMISSION OR ITS STAFF A COPY OR COPIES OF ALL OF THE DOCUMENTS INCLUDED IN SUCH FILE.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          This registration statement incorporates herein by reference the following documents which have been filed with the Commission by Syntroleum Corporation (the "Company") pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 0-21911):

          1. The description of the Company's Common Stock and associated preferred share purchase rights contained in the Company's Registration Statement on Form 10 filed on December 24, 1996, as amended by Amendment No. 1 on Form 10/A filed with the Commission on February 4, 1997 and Amendment No. 2 on Form 10/A filed with the Commission on February 12, 1997.

          2. The Company's Joint Proxy Statement/Prospectus, dated July 2, 1998, as filed with the Commission pursuant to Rule 424(b) of the Securities Act.

          3. The Company's Annual Report on Form 10-K for the year ended December 31, 1997, as amended by Amendment No. 1 filed with the Commission on April 13, 1998.

          4. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998.

          5. The Company's Current Reports on Form 8-K dated January 27, March 31, and August 7, 1998.

          Each document filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

          Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed supplement to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

          The financial statements and the related financial statement schedules included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference have been audited by KPMG Peat Marwick LLP, independent public accountants, as stated in their reports included in such Form 10-K, and have been incorporated by reference herein in reliance upon such reports given upon the authority of that firm as experts in accounting and auditing.

          The audited financial statements of Syntroleum Corporation, an Oklahoma corporation, included in the Company's Joint Proxy Statement/Prospectus dated July 2, 1998 and incorporated herein by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated by their report with respect thereto, and have been incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

LIMITATION OF LIABILITY OF DIRECTORS.

          The Company's Articles of Incorporation provide that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 17-6424 of the Kansas General Corporation Code (the "KGCC"), which concerns unlawful payments of dividends, stock purchases or redemptions, or (4) for any transaction from which the director derived an improper personal benefit.

          While the Company's Articles of Incorporation provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, the Company's Articles of Incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions of the Company's Articles of Incorporation described above apply to an officer of the Company only if he or she is a director of the Company and is acting in his or her capacity as director, and do not apply to officers of the Company who are not directors.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Company's Articles of Incorporation provide that each person who is or was or had agreed to become a director or officer of the Company, or each such person who is or was serving or who had agreed to serve at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), will be indemnified by the Company, in accordance with the Company's Bylaws, to the fullest extent permitted from time to time by the KGCC, as the same exists or may hereafter be amended (but, if permitted by applicable law, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect. The Company may, by action of the Company's Board of Directors, provide indemnification to employees and agents of the Company, and to persons serving as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, at the request of the Company, with the same scope and effect as the foregoing indemnification of directors and officers. The Company may be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Company's Board of Directors or is a proceeding to enforce such person's claim to indemnification pursuant to the rights granted by the Company's Articles of Incorporation or otherwise by the Company.

          The Company's Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, will be indemnified and held harmless by the Company to the fullest extent authorized by the KGCC as the same exists or may in the future be amended (but, if permitted by applicable law, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification will continue as to a person who has ceased to be a director or officer and will inure to the benefit of his or her heirs, executors and administrators; provided, however, except as described in the second following paragraph with respect to Proceedings to enforce rights to indemnification, the Company will indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Company's Board of Directors.

          Pursuant to the Company's Bylaws, to obtain indemnification, a claimant is to submit to the Company a written request for indemnification. Upon such written request by a claimant, a determination, if required by applicable law, with respect to the claimant's entitlement to indemnification will be made, if requested by the claimant, by independent legal counsel, or if the claimant does not so request, by the Company's Board of Directors by a majority vote of the disinterested directors even though less than a quorum or, if there are no disinterested directors or the disinterested directors so direct, by independent legal counsel in a written opinion to the Company's Board of Directors, or if the disinterested directors so direct, by the stockholders of the Company. In the event the determination of entitlement to indemnification is to be made by independent legal counsel at the request of the claimant, the independent legal counsel will be selected by the Company's Board of Directors unless there has occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a change of control, in which case the independent legal counsel will be selected by the claimant unless the claimant requests that such selection be made by the Company's Board of Directors.

          Pursuant to the Company's Bylaws, if a claim described in the preceding paragraph is not paid in full by the Company within thirty days after a written claim pursuant to the preceding paragraph has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will also be entitled to be paid the expense of prosecuting such claim. The Company's Bylaws provide that it will be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standard of conduct which makes it permissible under the KGCC for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on the Company. Neither the failure of the Company (including the disinterested directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the KGCC, nor an actual determination by the Company (including the disinterested directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. However, the Company will be precluded from asserting that the procedures and presumptions set forth in the Company's Bylaws are not valid, binding and enforceable and will be bound by a determination pursuant to the procedures set forth in the Company's Bylaws that the claimant is entitled to indemnification in any suit brought by a claimant pursuant to the Company's Bylaws.

          The Company's Bylaws provide that the right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in the Company's Bylaws will not be exclusive of any other right which any person may have or may in the future acquire under any statute, provision of the Company's Articles of Incorporation, the Company's Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Company's Bylaws permit the Company to maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the KGCC. In addition, the Company's Bylaws authorize the Company, to the extent authorized from time to time by the Company's Board of Directors, to grant rights to indemnification and rights to be paid by the Company the expenses incurred in defending any Proceeding in advance of its final disposition to any employee or agent of the Company to the fullest extent of the provisions of the Company's Bylaws with respect to the indemnification and advancement of expenses of directors and officers of the Company.

     The Company's Bylaws provide that the right to indemnification conferred therein is a contract right and includes the right to be paid by the Company the expenses incurred in defending any Proceeding in advance of its final disposition, except that if the KGCC requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding, will be made only upon delivery to the Company of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it is ultimately determined that such director of officer is not entitled to be indemnified under the Company's Bylaws or otherwise.

          The Company has entered into indemnification agreements with each of its directors and executive officers that contractually provide for indemnification and expense advancement and include related provisions meant to facilitate the indemnitees' receipt of such benefits. These provisions cover, among other things: (i) specification of the method of determining entitlement to indemnification and the selection of independent counsel that will in some cases make such determination; (ii) specification of certain time periods by which certain payments or determinations must be made and actions must be taken; and (iii) the establishment of certain presumptions in favor of an indemnitee. The benefits of certain of these provisions are available to an indemnitee only if there has been a change in control (as defined).

          The Company currently has directors' and officers' insurance that insures directors and officers of the Company with respect to claims made for alleged "wrongful acts" in their roles as directors or officers of the Company and its subsidiaries. The insurance also insures the Company for claims against the Company's directors or officers in situations in which the Company has an obligation to defend and/or indemnify its directors and officers.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not Applicable.

ITEM 8.   EXHIBITS

     The following documents are filed as a part of this registration statement or incorporated by reference herein:


Exhibit
   No.                                                        Description
-------           ----------------------------------------------------------------------------------------------------
   4.1*   --      Articles of  Incorporation of the Company, as amended (incorporated by reference to Exhibit 3(a)
                  to the Company's Form 10 filed with the Securities and Exchange Commission on December 24,
                  1996).
   4.2*   --      Certificate of Merger dated August 7, 1998, including amendments to the Articles of Incorporation of the Company (incorporated by reference to Exhibit 4.7 to the Company's Current Report on
                  Form 8-K filed with the Securities and Exchange Commission on August 12, 1998).
   4.3*   --      Bylaws of the Company (incorporated by reference to Exhibit 3(b) to the Company's Form 10 filed with the Securities and Exchange Commission on December 24, 1996).
   4.4*   --      Rights Agreement dated as of January 31, 1997 (incorporated by reference to Exhibit 4 to the
                  Company's Form 10/A filed with the Securities and Exchange Commission on February 12, 1997).
   4.5*   --      Amendment to Rights Agreement dated as of March 30, 1998 (incorporated by reference to Exhibit
                  4.2 to the Company's Registration Statement on Form S-4 (Registration No. 333-50253), as
                  amended).
   4.6*   --      Second Amendment to Rights Agreement dated as of March 30, 1998 (incorporated by reference to Exhibit 4.6 to the Company's Current Report on Form 8-K filed with the Securities and
                  Exchange Commission on August 12, 1998).
   4.7*   --      Certificate of Designations of Series A Junior Participating Preferred Stock of the Company, dated
                  February 19, 1997, together with Statement of Increase, dated June 1, 1998 (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-4 (Registration
                  No. 333-50253), as amended).
   4.8*   --      1993 Stock Option and Incentive Plan (incorporated by reference to Appendix E to the Joint Proxy
                  Statement/Prospectus filed pursuant to Rule 424(b) with the Securities and Exchange Commission on July 2, 1998).
   4.9*   --      Stock Option Plan for Outside Directors of Syntroleum (incorporated by reference to Appendix F to the Joint Proxy Statement/Prospectus filed pursuant to Rule 424(b) with the Securities and
                  Exchange Commission on July 2, 1998).

   4.10   --  Form of Stock Option Agreement for stock options issued to Directors of the Company which were not issued pursuant to either the Stock Option Plan for Outside Directors or pursuant to the 1993
              Stock Option and Incentive Plan.
   4.11   --  Stock Option Agreement for stock options issued to consultant for the Company which were not issued pursuant to either the Stock Option Plan for Outside Directors or pursuant to the 1993 Stock
              Option and Incentive Plan.
              The Company is a party to debt instruments under which the total amount of securities authorized does not exceed 10% of the total assets of the Company.  Pursuant to paragraph 4(iii)(A) of Item
              601(b) of Regulation S-K, the Company agrees to furnish a copy of such instruments to the
              Commission upon request.
    5.1   --  Opinion of Lathrop & Gage L.C.
   23.1   --  Consent of Arthur Andersen LLP.
   23.2   --  Consent of KPMG Peat Marwick LLP.
   23.3   --  Consent of Lathrop & Gage L.C. (included in Exhibit 5.1).
   24.1   --  Powers of Attorney (included on page II-7).

--------------
*    Incorporated herein by reference as indicated.


ITEM 9.   UNDERTAKINGS

          (a)  The Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on August 31, 1998.

                          SYNTROLEUM CORPORATION

                          By           /s/ Kenneth L. Agee
                              ------------------------------------
                              Kenneth L. Agee
                              Chief Executive Officer and Chairman of the Board

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric Grimshaw and Randall M. Thompson, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

      /s/ Kenneth L. Agee             Chief Executive Officer and     August 31, 1998
------------------------------------  Chairman of the Board
          Kenneth L. Agee             (Principal Executive Officer)


      /s/ Mark A. Agee                President, Chief Operating      August 31, 1998
------------------------------------  Officer and Director
          Mark A. Agee

      /s/ Randall M. Thompson         Vice President and Chief        August 31, 1998
------------------------------------  Financial Officer (Principal
          Randall M. Thompson         Financial and Accounting
                                      Officer)

      /s/ Alvin R. Albe, Jr.          Director                        August 31, 1998
------------------------------------
          Alvin R. Albe, Jr.

      /s/ Frank M. Bumstead           Director                        August 31, 1998
------------------------------------
          Frank M. Bumstead

      /s/ P. Anthony Jacobs           Director                        August 31, 1998
------------------------------------
          P. Anthony Jacobs

      /s/ Robert Rosene, Jr.          Director                        August 31, 1998
------------------------------------
          Robert Rosene, Jr.

      /s/ James R. Seward             Director                        August 31, 1998
------------------------------------
          James R. Seward

      /s/ J. Edward Sheridan          Director                        August 31, 1998
------------------------------------
          J. Edward Sheridan

                                 EXHIBIT INDEX

Exhibit
   No.                                                           Description
-------                                                          -----------
   4.1*   --      Articles of  Incorporation of the Company, as amended (incorporated by reference to Exhibit 3(a)
                  to the Company's Form 10 filed with the Securities and Exchange Commission on December 24,
                  1996).
   4.2*   --      Certificate of Merger dated August 7, 1998, including amendments to the Articles of Incorporation of the Company (incorporated by reference to Exhibit 4.7 to the Company's Current Report on
                  Form 8-K filed with the Securities and Exchange Commission on August 12, 1998).
   4.3*   --      Bylaws of the Company (incorporated by reference to Exhibit 3(b) to the Company's Form 10 filed with the Securities and Exchange Commission on December 24, 1996).
   4.4*   --      Rights Agreement dated as of January 31, 1997 (incorporated by reference to Exhibit 4 to the
                  Company's Form-10/A filed with the Securities and Exchange Commission on February 12, 1997).
   4.5*   --      Amendment to Rights Agreement dated as of March 30, 1998 (incorporated by reference to Exhibit
                  4.2 to the Company's Registration Statement on Form S-4 (Registration No. 333-50253), as
                  amended).
   4.6*   --      Second Amendment to Rights Agreement dated as of March 30, 1998 (incorporated by reference to Exhibit 4.6 to the Company's Current Report on Form 8-K filed with the Securities and
                  Exchange Commission on August 12, 1998).
   4.7*   --      Certificate of Designations of Series A Junior Participating Preferred Stock of the Company, dated
                  February 19, 1997, together with Statement of Increase, dated June 1, 1998 (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-4 (Registration
                  No. 333-50253), as amended).
   4.8*   --      1993 Stock Option and Incentive Plan (incorporated by reference to Appendix E to the Joint Proxy
                  Statement/Prospectus filed pursuant to Rule 424(b) with the Securities and Exchange Commission on July 2, 1998).
   4.9*   --      Stock Option Plan for Outside Directors of Syntroleum (incorporated by reference to Appendix F to the Joint Proxy Statement/Prospectus filed pursuant to Rule 424(b) with the Securities and
                  Exchange Commission on July 2, 1998).
   4.10   --      Form of Stock Option Agreement for stock options issued to Directors of the Company which were not issued pursuant to either the Stock Option Plan for Outside Directors or pursuant to the 1993
                  Stock Option and Incentive Plan.
   4.11   --      Stock Option Agreement for stock options issued to consultant for the Company which were not issued pursuant to either the Stock Option Plan for Outside Directors or pursuant to the 1993 Stock
                  Option and Incentive Plan.

                  The Company is a party to debt instruments under which the total amount of securities authorized does not exceed 10% of the total assets of the Company.  Pursuant to paragraph 4(iii)(A) of Item
                  601(b) of Regulation S-K, the Company agrees to furnish a copy of such instruments to the
                  Commission upon request.
    5.1   --      Opinion of Lathrop & Gage L.C.
   23.1   --      Consent of Arthur Andersen LLP.
   23.2   --      Consent of KPMG Peat Marwick LLP.

   23.3   --      Consent of Lathrop & Gage L.C. (included in Exhibit 5.1).
   24.1   --      Powers of Attorney (included on page II-7).

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*    Incorporated herein by reference as indicated.

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